EXHIBIT 10.14

LINE OF CREDIT AGREEMENT

This Line of Credit Agreement (the “Agreement”) dated July 9, 2007 is between Northern Ethanol (Canada) Inc., an Ontario corporation, (the “Borrower”) and Aurora Beverage Corporation, an Ontario corporation, (the “Lender”).

Whereas, the Lender has agreed to make advances and to extend credit to the Borrower up to maximum principal amount of US$1,000,000 and the Borrower desires to borrow amounts from the Lender and has agreed to repay those amounts, accrued interest any other amounts according to the terms and conditions of this Agreement.

In consideration of the premises and mutual covenants contained in this Agreement, it is agreed as follows:

1.

Loan – Lender will loan amounts to Borrower pursuant to the terms and conditions set forth in this Agreement, including the Promissory Note attached to and made part of this Agreement as Exhibit A. This Agreement and the Promissory Note may be referred together in this Agreement as the “Loan Documents”. During the term of this Agreement, Lender shall upon Borrower’s request make a loan advance to Borrower up to an aggregate outstanding principal amount of US$1,000,000. Repayment of the loan advances and all other amounts included in the loan shall be made pursuant to the terms of the Promissory Note.

2.	No Security or Guarantees - The repayment of the loan and all other amounts due to the Lender pursuant to the Loan Documents shall not be secured or guaranteed.
3.	Borrower’s Warranties – The Borrower represents and warrants to Lender as follows:
a)	Borrower has power and authority to execute the Loan Documents;
b)	Borrower is duly organized and in good standing under the laws of the Province of Ontario; and
c)	Borrower has full authority and power to operate its business as now conducted.

4.	Conditions Precedent - The obligation of Lender to make any advance is subject to the satisfaction of the following conditions precedent:
a)	Borrower shall have duly authorized, executed and delivered this Agreement and the Promissory Note to the Lender;
b)	The representations and warranties of the Borrower shall be true and correct on the date of this Agreement and on the date of each advance;
c)	No Event of Default shall of occurred and be continuing on any advance date either before or after giving effect to the making of the advance or any subsequent advance;
d)	Lender shall have received from the Borrower a written request for an advance.
5.

Events of Default - The occurrence of any of the following events and the failure of the Borrower to cure any of the following within five business days of occurrence shall be deemed to be an Event of Default under the Loan Documents:

a)	Failure of the Borrower to make any payment when due pursuant to the Promissory Note; or
b)	Any false representation or warranty of a material nature made by the Borrower; or
c)

The Borrower or any of its subsidiaries are declared insolvent, are unable to pay debts as they mature or make a general assignment for the benefit of creditors, seek liquidation, winding-up, reorganization, arrangement, adjustment, protection, release or composition of it or its debts under any bankruptcy or other debtor relief law, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or any substantial part of its properties.

6.

Remedies - In the event of an Event of Default, the Loan may, at the option of the Lender and without demand or notice of any kind, be declared due and payable and Lender may exercise it rights or remedies available to it under the Loan documents or under applicable law. No delay on the part of the lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Lender of any right or remedy shall preclude other or further exercise by of any other right or remedy.

7.

Benefits and Assignments – The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement is made solely for the benefit of the Borrower and Lender and their respective successors and assigns including the surviving entity in the event of a merger, consolidation, or other business reorganization, and no other person shall acquire any right under or by virtue of this Agreement.

8.	Governing Law – The laws of the Province of Ontario shall govern the Loan Documents.

9.

Entire Agreement – This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any item hereof may be amended, waived, discharged or terminated except by a written request signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

10.

Notices – All notices, requests, demands, directions and other communications (“Notices”) concerning this Agreement shall be in writing and shall be mailed or delivered personally or sent by facsimile to the applicable party at the address of such party set forth below in this Section 10. When mailed, each such Notice shall be sent by first class, certified mail, return receipt requested, enclosed in a postage prepaid wrapper, and shall be effective on the fifth business day after it has been deposited in the mail. When delivered personally, each such Notice shall be effective when delivered to the address for the respective party set forth in Section 10. When sent by facsimile, each such Notice shall be effective on the day on which it was sent provided that it was sent prior to 5:00 pm Eastern time on a business day in the Province of Ontario. Each such Notice shall be addressed to the party to be notified as follows:

Lender:	Aurora Beverage Corporation
1 Big Bay Point Road
Barrie, Ontario
L4N 0M7

Fax # 705-792-5470
Attn: General Manager

Borrower:	Northern Ethanol (Canada) Inc.
193 King Street East
Suite 300
Toronto, Ontario
M5A 1J5
Fax # 416-214-1472
Attn: President and CEO

Any party may change its respective address for purposes of this Section 10 by giving the other party Notice of the new address in the manner set out above.

11.

Severability - If any provision of this Agreement, or its application to any person or circumstance is invalid or unenforceable, then the remainder of this Agreement shall not be affected thereby. Further, if any provision or application hereof is invalid or unenforceable then a suitable and equitable provision shall be substituted therefor in order to carry out so far as may be valid or enforceable the intent and purposes of the invalid or unenforceable provision.

12.	Headings – Captions and headings used herein are for convenience of reference only and shall not limit or control the meaning of any provisions hereof.

IN WITNESS WHEREOF this Agreement is duly executed by the Borrower and Lender as follows:

NORTHERN ETHANOL (CANADA), INC.
Per:	s/G. Laschinger_________________
Name:	G. Laschinger__________________
Title:	President______________________

AURORA BEVERAGE CORPORATION
Per:	s/Vince De Rosa________________
Name:	Vince DeRosa__________________
Title:	President______________________

EXHIBIT A

(attached to and made a part of the Line of Credit Agreement dated July 9, 2007 between Aurora Beverage Corporation and

Northern Ethanol (Canada) Inc.)

PROMISSORY NOTE

July 9, 2007	Up to $US1,000,000

FOR VALUE RECEIVED, the undersigned Northern Ethanol (Canada) Inc., an Ontario corporation (the “Borrower”), promises to pay to Aurora Beverage Corporation, an Ontario corporation (the “Lender”) at Barrie, Ontario, in lawful money of the United States of America, the principal sum of up to ONE MILLION DOLLARS US$1,000,000 with interest on so much thereof as is from time to time outstanding accruing at a rate of eight percent (8%) per annum, payable monthly.

Until the repayment of this Promissory Note is required by its terms, this note may be drawn upon by the Borrower at any time, up to the face amount of $US1,000,000 of principal amount outstanding. Upon Borrower’s receipt of each advance from Lender, Borrower shall sign below to acknowledge receipt of that advance and the agreement of Borrower to repay that amount pursuant to this Promissory Note. Payment of principal and any unpaid interest shall be due in full on or before July 8, 2008.

This Promissory Note may be prepaid prior to its due date without penalty and without notice by Borrower.

Borrower, for itself, its successors and assigns, respectively, expressly waives presentment for payment, notice of protest, and diligence in collection, and consents that the time of said payments or any part thereof may be extended by Lender without in any way modifying, altering, releasing, affecting, or limiting its respective liability.

Borrower agrees to reimburse Lender for all reasonable costs, including reasonable attorneys’ fees, incurred to collect this Promissory Note, or any installments, if not paid when due.

This Promissory Note is unsecured and may not be assigned, pledged, or otherwise transferred or encumbered without the prior written consent of the Borrower.

NORTHERN ETHANOL (CANADA), INC. 193 King Street East Suite 300 Toronto, Ontario M5A 1J5
Per:	s/G. Laschinger_________________
Name:	G. Laschinger__________________
Title:	President______________________

Borrower’s acknowledgement of receipt of advances and agreement to repay pursuant to the terms of this Promissory Note:

Advance Amount	Date Received	Acknowledgement of Receipt by Borrower